Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of So-Young International Inc. of our report dated March 14, 2019 relating to the financial statements, which appears in So-Young International Inc.’s prospectus filed on May 2, 2019 pursuant to Rule 424(b)(4) .

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

June 14, 2019